                     PLAN AND AGREEMENT OF DISTRIBUTION

The Plan of Distribution ("Plan") and Agreement of Distribution ("Agreement"), dated as of August 1, 2006 (together "Plan and Agreement"), is by and between RiverSource Distributors, Inc. ("RiverSource Distributors"), a Delaware corporation and the principal underwriter of the Funds, for distribution services to the Funds, and the Corporations and Trusts ("Registrants"), each on behalf of its underlying series listed in Schedule A. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

The Plan and Agreement are separate and each has been approved by members of the Board of Directors or Trustees (the "Board") of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement, and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.

The Plan and Agreement provide that:

     1. The Funds will reimburse RiverSource Distributors for expenses incurred in connection with distributing the Funds' shares and providing personal service to shareholders. These expenses include sales commissions; business, employee and financial advisor expenses charged to distribution of shares; and overhead appropriately allocated to the sale of shares.

     2. A portion of the fee under the Agreement will be used to compensate RiverSource Distributors, financial advisors and other servicing agents for personal service to shareholders. Fees paid will be used to help shareholders thoughtfully consider their investment goals and objectively monitor how well the goals are being achieved.

     3. RiverSource Distributors agrees to monitor the services it provides, to measure the level and quality of services and to provide training and support to financial advisors and servicing agents. RiverSource Distributors will use its best efforts to assure that other distributors provide comparable services to shareholders.

     4.   The fee under this Plan and Agreement will be as shown in Schedule A.

     5. For funds with Class B shares, for each purchase of Class B shares, the Class B shares will be converted to Class A shares in the ninth year of ownership.

     6. For funds with Class B shares, the Funds understand that if a shareholder redeems Class B shares before they are converted to Class A shares, RiverSource Distributors will impose a sales charge directly on the redemption proceeds to cover those expenses it has previously incurred on the sale of those shares.

     7. For funds with Class C shares, the Funds understand that if a shareholder redeems Class C shares in the first year of ownership, RiverSource Distributors will impose a sales charge directly on the redemption proceeds to cover those expenses it has previously incurred on the sale of those shares.

     8. RiverSource Distributors agrees to provide at least quarterly an analysis of expenses under this Agreement and to meet with representatives of the Funds as reasonably requested to provide additional information.
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RiverSource Distributors - Plan & Agreement of Distribution
Page 2

     9. Each of the Plan and Agreement shall continue in effect for a period of more than one year provided it is reapproved at least annually in the same manner in which it was initially approved.

     10. Neither the Plan nor the Agreement may be amended to increase materially the amount that may be paid by the Funds without the approval of a least a majority of the outstanding shares of the relevant class. Any other amendment to the Plan or the Agreement must be approved in the manner in which the Plan or Agreement was initially approved.

     11. This Agreement may be terminated as to any class of the Funds at any time without payment of any penalty by a vote of a majority of the members of the Board who are not interested persons of the Funds and have no financial interest in the operation of the Plan and Agreement, or by vote of a majority of the outstanding shares of the relevant class, or by RiverSource Distributors. The Plan shall continue until terminated by action of the members of the Funds' Board who are not interested persons of the Funds and have no direct or indirect financial interest in the operations of the Plan, and the related Agreement will terminate automatically in the event of its assignment as that term is defined in the Investment Company Act of 1940.

     12. For each Fund that is organized as a Massachusetts Business Trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

     13. This Plan and Agreement shall be governed by the laws of the State of Minnesota.

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RiverSource Distributors - Plan & Agreement of Distribution
Page 3

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE RETIREMENT SERIES TRUST
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.



By:  /s/ Leslie L. Ogg
     -----------------------
         Leslie L. Ogg
         Vice President


RIVERSOURCE DISTRIBUTORS, INC.


By:  /s/ Paula R. Meyer
     -----------------------
         Paula R. Meyer
         Chief Operating Officer


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RiverSource Distributors - Plan & Agreement of Distribution
Page 4

SCHEDULE A

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:
Each Registrant is a Minnesota corporation, except RiverSource California Tax-Exempt Trust, RiverSource Special Tax-Exempt Series Trust, and RiverSource Retirement Series Trust, which are Massachusetts business trusts:

RIVERSOURCE BOND SERIES, INC.
   RiverSource Core Bond Fund
   RiverSource Floating Rate Fund
   RiverSource Income Opportunities Fund
   RiverSource Inflation Protected Securities Fund
   RiverSource Limited Duration Bond Fund

RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
   RiverSource California Tax-Exempt Fund

RIVERSOURCE DIMENSIONS SERIES, INC.
   RiverSource Disciplined Small and Mid Cap Equity Fund
   RiverSource Disciplined Small Cap Value Fund

RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
   RiverSource Diversified Bond Fund

RIVERSOURCE EQUITY SERIES, INC.
   RiverSource Mid Cap Growth Fund

RIVERSOURCE GLOBAL SERIES, INC.
   RiverSource Absolute Return Currency and Income Fund
   RiverSource Emerging Markets Bond Fund
   RiverSource Emerging Markets Fund
   RiverSource Global Bond Fund
   RiverSource Global Equity Fund
   RiverSource Global Technology Fund

RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
   RiverSource Short Duration U.S. Government Fund
   RiverSource U.S. Government Mortgage Fund

RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
   RiverSource High Yield Bond Fund

RIVERSOURCE INCOME SERIES, INC.
   RiverSource Income Builder Basic Income Fund
   RiverSource Income Builder Enhanced Income Fund
   RiverSource Income Builder Moderate Income Fund

RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
   RiverSource International Aggressive Growth Fund
   RiverSource International Equity Fund
   RiverSource International Select Value Fund
   RiverSource International Small Cap Fund

RIVERSOURCE INTERNATIONAL SERIES, INC.
   RiverSource Disciplined International Equity Fund
   RiverSource European Equity Fund
   RiverSource International Opportunity Fund

RIVERSOURCE INVESTMENT SERIES, INC.
   RiverSource Balanced Fund
   RiverSource Diversified Equity Income Fund
   RiverSource Mid Cap Value Fund

RIVERSOURCE LARGE CAP SERIES, INC.
   RiverSource Disciplined Equity Fund
   RiverSource Growth Fund
   RiverSource Large Cap Equity Fund
   RiverSource Large Cap Value Fund

RIVERSOURCE MANAGERS SERIES, INC.
   RiverSource Aggressive Growth Fund
   RiverSource Fundamental Growth Fund
   RiverSource Fundamental Value Fund
   RiverSource Select Value Fund
   RiverSource Small Cap Equity Fund
   RiverSource Small Cap Value Fund
   RiverSource Value Fund

RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
   RiverSource Portfolio Builder Aggressive Fund
   RiverSource Portfolio Builder Conservative Fund
   RiverSource Portfolio Builder Moderate Aggressive Fund
   RiverSource Portfolio Builder Moderate Conservative Fund
   RiverSource Portfolio Builder Moderate Fund
   RiverSource Portfolio Builder Total Equity Fund
   RiverSource S&P 500 Index Fund(a)
   RiverSource Small Company Index Fund(b)

RIVERSOURCE RETIREMENT SERIES TRUST
   RiverSource Retirement Plus 2010 Fund(c)
   RiverSource Retirement Plus 2015 Fund(c)
   RiverSource Retirement Plus 2020 Fund(c)
   RiverSource Retirement Plus 2025 Fund(c)
   RiverSource Retirement Plus 2030 Fund(c)
   RiverSource Retirement Plus 2035 Fund(c)
   RiverSource Retirement Plus 2040 Fund(c)
   RiverSource Retirement Plus 2045 Fund(c)

RIVERSOURCE SECTOR SERIES, INC.
   RiverSource Dividend Opportunity Fund
   RiverSource Real Estate Fund

RIVERSOURCE SELECTED SERIES, INC.
   RiverSource Precious Metals Fund

RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
   RiverSource Massachusetts Tax-Exempt Fund
   RiverSource Michigan Tax-Exempt Fund
   RiverSource Minnesota Tax-Exempt Fund
   RiverSource New York Tax-Exempt Fund
   RiverSource Ohio Tax-Exempt Fund

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
   RiverSource Strategic Allocation Fund


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RiverSource Distributors - Plan & Agreement of Distribution
Page 5

RIVERSOURCE STRATEGY SERIES, INC.
   RiverSource Equity Value Fund
   RiverSource Small Cap Advantage Fund
   RiverSource Small Cap Growth Fund

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
   RiverSource Tax-Exempt High Income Fund

RIVERSOURCE TAX-EXEMPT SERIES, INC.
   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Tax-Exempt Bond Fund

     (a) For the purposes of this Agreement, this Fund only offers Class D shares.
     (b)  This Fund does not offer Class C shares.
     (c)  For purposes of this Agreement, this Fund only offers Class A shares.

                                FEE SCHEDULE

The fee maximum for services under this Agreement is equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

               Class A      Class B      Class C      Class D*
               -------      -------      -------      --------

               0.25%        1.00%        1.00%        0.25%

For Class A and Class D shares, the fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each quarter.

For Class B and Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class B shares and Class C shares, respectively. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each month. Up to an additional 0.25% shall be reimbursed to RiverSource Distributors to compensate RiverSource Distributors, financial advisors and servicing agents for personal service to shareholders and maintenance of shareholder accounts. The fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each quarter.

* Class D shares are only offered through S&P 500 Index Fund.

FOR MONEY MARKET FUNDS:
Each Registrant is a Minnesota Corporation:

RIVERSOURCE MONEY MARKET SERIES, INC.
   RiverSource Cash Management Fund

RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
   RiverSource Tax-Exempt Money Market Fund

                                FEE SCHEDULE

The maximum fee for services under this Plan and Agreement is equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class. The fee for RiverSource Tax-Exempt Money Market Fund, which does not have separate classes of shares, is the same as that applicable to Class A shares:

                      Class A     Class B     Class C
                      -------     -------     -------

                      0.10%       0.85%       0.75%

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RiverSource Distributors - Plan & Agreement of Distribution
Page 6

For Class A shares, the fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each quarter.

For Class B shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 0.85% of the average daily net assets of the Fund attributable to Class B shares. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each month. Up to an additional 0.10% shall be reimbursed to RiverSource Distributors to compensate RiverSource Distributors, financial advisors and servicing agents for personal service to shareholders and maintenance of shareholder accounts. The fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each quarter.

For Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 0.75% of the average daily net assets of the Funds attributable to Class C shares for distribution expenses. The fee shall be paid to RiverSource Distributors in cash within five (5) business days after the last day of each month.